                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NYFIX Contact:
Jennifer Plaia
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com

           NYFIX PROVIDES UPDATED GUIDANCE FOR SECOND QUARTER OF 2003

STAMFORD,  CT, July 24, 2003:  NYFIX,  Inc.  (NASDAQ:  NYFX) today said that the
Company  expects to report  lower than  expected  revenue and  earnings  for the second quarter of 2003.  Revenue is expected to be approximately $16 million and the Company expects to report a loss per common share of approximately $0.03 for the second quarter of 2003.

NYFIX's core customer base, the brokerage segment of the financial industry, has in  particular  been  facing a  challenging  environment,  which,  in turn,  has impacted the Company's revenue. To adapt to a changing environment,  the Company has launched  initiatives  designed to broaden its offering  and  diversify  its customer base into other segments of the financial industry.  As a result, NYFIX has incurred  costs that have  included  infrastructure  and staffing  needed to support the Company's buyside network expansion,  the start-up of NYFIX Clearing
Corporation,  a  global  network  initiative  and  the  framework  for a  global derivatives transaction business.  While NYFIX has made staff reductions in some areas, the Company has continued to hire employees to support these initiatives, which it believes will be significant revenue contributors in the future.

"While we'd prefer to report more consistent  performance  quarter over quarter, we  believe  that  incurring  costs to take the  necessary  steps to expand  our offering will benefit our customers and shareholders over time," commented Peter
Kilbinger Hansen,  NYFIX, CEO. "We are beginning to see the fruits of our labors in  areas  like  our  backlog  of  buyside  network  clients,  the  considerable cost-savings  that  we  expect  from  our  efforts  to  become  a  self-clearing organization,  and the  integration  of our  workstations  with  those  from our newly-acquired Renaissance Trading Technologies group. We believe that investing in this  transition and applying our expertise to broaden our business scope can bring us to another  period of consistent  revenue  growth.  We are  positioning ourselves  to be very active in reshaping  the trading  chain  distribution  and anticipate  releasing  products  and  services  in the coming  quarters  that we believe will further  streamline  our  customers'  trading  process,"  added Mr.
Hansen.

As a  reminder,  the  Company  intends  to release  its  second  quarter of 2003 financial  results  before  market  opening on Tuesday,  July 29, 2003.  You are invited to listen to the company's  conference call with NYFIX senior management that will be broadcast  live over the  Internet on Tuesday,  July 29, 2003 at 12 noon EDT.  To access the call, please visit:
http://www.firstcallevents.com/service/ajwz383643472gf12.html.

                                       ###

NYFIX, Inc. through its subsidiaries and affiliates  provides electronic trading systems,  industry-wide trade routing connectivity,  straight-through processing and  execution  services  and  systems to the global  equities  and  derivatives financial markets.

NYFIX USA, LLC develops real-time order management trader workstations, exchange automation  systems,  trade order and  execution  routing and STP  solutions for brokerage firms and other financial  institutions.  NYFIX USA operates the NYFIX
Network,  the industry's largest FIX order-routing  network,  processing between
500 million to 1.2 billion  shares of U.S.  listed equity  securities on a daily basis.  NYFIX USA is a pioneer  in the  adoption  of the  Financial  Information
Exchange (FIX) protocol and its product suite is FIX-compliant.

NYFIX  Overseas,  Inc.  specializes  in  electronic  trading  solutions  for the derivatives  markets and develops  order  management  workstations  and exchange interface  systems,  supporting  trading on more than 20 of the world's  leading international derivatives exchanges. NYFIX Overseas has customers in Europe, the
U.S. and the Far East.

NYFIX  Transaction  Services,  Inc., a broker-dealer  and NASD member,  provides
execution  and  smart  order  routing   solutions   primarily  to  domestic  and
international broker-dealers and specialized trading firms.

NYFIX Millennium, L.L.C., an 80%-owned broker-dealer,  is an Alternative Trading
System,  which provides a real-time,  anonymous  automated  matching  system for equity  trading.  NYFIX  Millennium  leverages the NYFIX  network's  large order routing  share  volume to  provide a more  efficient  liquidity  source  for the financial community.  Outside investors in NYFIX Millennium,  L.L.C. include ABN
Amro, Banc of America  Securities,  Deutsche Bank, JP Morgan,  Lehman  Brothers,
Morgan  Stanley,  Sanford C.  Bernstein & Co., SG Cowen  Securities  Corp.,  UBS
Warburg and Wachovia Securities.

Javelin   Technologies,   Inc.  is  a  leading   supplier  of  electronic  trade
communication  technology  and a leading  provider  of FIX  technology.  Javelin solutions provide better trading through universal connectivity, streamlining of workflow  and  elimination  of the high  costs  and  risks  associated  with the development of proprietary network links and protocol implementations.

Renaissance Trading Technologies, LLC, offers trader workstations for the Nasdaq market,  enabling principal and agency traders to electronically  receive orders from multiple  sources,  execute orders according to best execution  principles,
route  orders  to  ECN  or  ATS  destinations   and  manage  risk.   Renaissance
Workstations  provide  configurability  and the  flexibility to suit most firm's trading strategies.  Renaissance's  enforcement of held order-handling rules and best  execution  facilitation  of customer  orders helps  trading desks focus on trading.

EuroLink  Network,  Inc., a Madrid,  Spain-based,  40% owned affiliate of NYFIX,
Inc., offers direct electronic access to the US equity markets from Europe. With a  complete  suite  of order  management,  outing  and  execution  products  and services, EuroLink Network provides traders with superior speed, reliability and security through an established network infrastructure.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER  PERSON
THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.